UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 4, 2021
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Auto Loan Warehouse Facility
On June 4, 2021, SCFC Business Services LLC (the “Borrower”), a wholly owned subsidiary of Lithia Motors, Inc. (the "Company"), Chariot Funding LLC and JP Morgan Chase Bank, N.A. (“JP Morgan”) entered into Amendment No. 1 (the "Amendment") to the Amended and Restated Loan Agreement that Borrower previously entered into on December 31, 2020 with Driveway Finance Corporation (“DFC”), the lenders from time to time party thereto, the agents from time to time party thereto and JP Morgan as administrative agent and account bank (the “Loan Agreement,” and as so amended, the “Amended Loan Agreement”). The Amended Loan Agreement matures in June 2023 unless sooner terminated in accordance with its terms.

Among other things, the Amendment increased the total financing commitment available under the Loan Agreement from $150 million to $400 million and the total mandatory commitment from $150 million to $300 million (collectively, the "Credit Facility"). The Credit Facility is secured by collateral including certain receivables owed to DFC or the Borrower and related contracts, accounts and financed vehicles. The proceeds of the borrowings under the Credit Facility are available for financing the purchase price of motor vehicle retail installment contracts described in the Amended Loan Agreement.

The Credit Facility will bear interest at a rates determined in accordance with the terms of the Amendment.

The Credit Facility includes financial and restrictive covenants typical of such agreements, lending conditions, and representations and warranties by the Borrower. Financial covenants include the requirements to maintain certain hedge transactions and adequate capital in light of the Borrower’s contemplated business purpose. The covenants restrict the Borrower from incurring additional indebtedness, disposing of assets, completing certain fundamental corporate transactions and granting additional security interests.

Copies of the Loan Agreement and the Amendment are set forth as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The descriptions of the Loan Agreement and the Amendment in this report are only summaries and are qualified in their entirety by reference to the actual terms of the Loan Agreement and Amendment, as applicable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Loan Agreement, dated December 31, 2020, among SCFC Business Services LLC, Driveway Finance Corporation, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A.
10.2	Amendment No. 1 to Amended and Restated Loan Agreement, dated June 4, 2021, among SCFC Business Services LLC, Chariot Funding LLC and JPMorgan Chase Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 9, 2021		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer